Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FOURTH QUARTER and ANNUAL 2009
FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, February 8, 2010 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and year ended December 31, 2009.  Reported results for the year ended December 31, 2008 reflect the Company's offshore operations, which were sold during 2008, as discontinued operations.

Financial Results for the Three Months Ended December 31, 2009

Comstock reported a net loss of $6.8 million or 15¢ per share for the fourth quarter of 2009 as compared to 2008's fourth quarter net loss of $96.4 million or $2.09 per diluted share.  The loss in the fourth quarter of 2009 is primarily attributable to the low natural gas prices in 2009.  The loss in 2008 was primarily due to a $162.7 million ($105.8 million after tax) impairment to the value of the Company's marketable securities.  Comstock averaged $4.34 per Mcf for sales of its natural gas production in the fourth quarter of 2009, 33% less than the $6.44 per Mcf realized in the fourth quarter of 2008.  Realized oil prices in the fourth quarter of 2009 improved to $64.76 per barrel from $52.16 per barrel in the fourth quarter of 2008.

Comstock's production in the fourth quarter of 2009 increased 27% to 19.1 billion cubic feet of natural gas equivalent ("Bcfe") as compared to 15.1 Bcfe produced in the fourth quarter of 2008.  The 2009 fourth quarter average daily production rate of 207.5 million cubic feet of natural gas equivalent ("MMcfe") also increased 13% from the 2009 third quarter production rate of 184.3 MMcfe per day.  The increase in production is primarily attributable to Comstock's successful Haynesville shale drilling program.  Production from the Company's Haynesville shale wells comprised 83.6 MMcfe per day of the total 207.5 MMcfe per day production rate in the fourth quarter of 2009.  The Haynesville shale wells comprised only 1.5 MMcfe per day of the production during the fourth quarter of 2008.

The lower natural gas prices caused oil and gas sales to decrease 10% to $90.2 million in the fourth quarter of 2009 as compared to 2008's fourth quarter sales of $100.2 million, despite the significant increase in production.  Comstock's operating cash flow (before changes in working capital accounts) in the fourth quarter of 2009 was $67.5 million as compared to 2008's fourth quarter operating cash flow of $79.5 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $64.4 million in 2009's fourth quarter as compared to 2008's fourth quarter EBITDAX of $71.5 million.

Financial Results for the Year Ended December 31, 2009

Comstock reported a net loss of $36.5 million or 81¢ per share for the year ended December 31, 2009 as compared to net income from continuing operations of $58.2 million or $1.26 per diluted share for the year ended December 31, 2008.  The loss for 2009 is primarily attributable to the low natural gas prices realized during 2009.  Comstock averaged $4.13 per Mcf for sales of its natural gas production in 2009, 53% lower than the $8.83 per Mcf realized in 2008.  Realized oil prices in 2009 averaged $50.94 per barrel, 42% lower than the $87.15 per barrel realized in 2008.  Comstock's production for the year increased 13% to 65.5 Bcfe as compared to pro forma production of 58.2 Bcfe in 2008, which excludes production from properties sold during 2008.

Oil and gas sales for 2009 decreased 48% to $290.9 million from $563.7 million in 2008.  Operating cash flow (before changes in working capital accounts) generated in 2009 was $224.4 million as compared to operating cash flow from continuing operations of $438.2 million in 2008.  EBITDAX was $198.7 million in 2009 as compared to EBITDAX from continuing operations of $458.7 million in 2008.

2009 Drilling Results

During 2009, Comstock drilled 54 wells (38.6 net), all of which were successful.  46 of the 54 wells drilled were horizontal wells.  The Company's 2009 drilling program was primarily focused on developing its Haynesville shale properties in East Texas and North Louisiana.  During 2009, Comstock drilled 43 horizontal wells (30.7 net) in the Haynesville or Bossier shale.  Forty of the 43 horizontal Haynesville wells have been successfully completed and were tested at an average per well initial production rate of 13.2 MMcfe per day.  Included in the 40 wells are eight (1.1 net) non-operated wells drilled in DeSoto Parish in North Louisiana.  These wells have an average per well initial production of 13.6 MMcfe per day.

Since the Company's last operational update, Comstock has completed nine additional successful operated Haynesville shale horizontal wells in DeSoto Parish in North Louisiana.  Three wells are in the Company's Toledo Bend North field, five are in the Logansport field and one is in its Mansfield field.

In the Toledo Bend North field, the BSMC 11 #1H was drilled to a vertical depth of 11,488 feet with a 4,431 foot horizontal lateral.  The well was completed with 12 frac stages and was tested at an initial production rate of 7.3 MMcfe per day.  Comstock has an 88% working interest in this well.  The BSMC 13 #1H was drilled to a vertical depth of 11,585 feet with a 4,501 foot horizontal lateral.  The well was completed with 12 frac stages and was tested with an initial production rate of 11.0 MMcfe per day.  Comstock has a 76% working interest in this well.  The BSMC 5 #2H was drilled to a vertical depth of 11,467 feet with a 4,571 foot horizontal lateral.  The well was completed with 12 frac stages and was tested with an initial production rate of 8.7 MMcfe per day.  Comstock has an 88% working interest in this well.

In the Logansport field, the Caraway 29 #1H well was drilled to a vertical depth of 11,080 feet with a 4,461 foot horizontal lateral.  The well was completed with 12 frac stages and was tested at an initial production rate of 18.9 MMcfe per day.  Comstock has an 88% working interest in this well.  The Collins 10 #1H well was drilled to a vertical depth of 11,460 feet with a 4,452 foot horizontal lateral.  The well was completed with 12 frac stages and was tested at an initial production rate of 17.0 MMcfe per day.  Comstock has a 70% working interest in this well.  The Horn 8 #1H well was drilled to a vertical depth of 11,228 feet with a 4,371 foot horizontal lateral.  The well was completed with 12 frac stages and was tested at an initial production rate of 17.5 MMcfe per day.  Comstock has a 98% working interest in this well.  The Lackey 21 #1H well was drilled to a vertical depth of 11,465 feet with a 4,436 foot horizontal lateral.  The well was completed with 12 frac stages and was tested at an initial production rate of 14.7 MMcfe per day.  Comstock has a 100% working interest in this well.  The Whitehead 9 #1H well was drilled to a vertical depth of 11,421 feet with a 4,403 foot horizontal lateral.  The well was completed with 18 frac stages and was tested at an initial production rate of 20.3 MMcfe per day.  Comstock has a 59% working interest in this well.

In the Mansfield field, the Calhoun #1H well was drilled to a vertical depth of 12,306 feet with a 3,723 foot horizontal lateral.  The well was completed with 10 frac stages and was tested at an initial production rate of 17.5 MMcfe per day.  Comstock has a 68% working interest in this well.

In its South Texas region, Comstock drilled five successful wells (3.4 net) in 2009.  These wells were drilled in the Ball Ranch and Fandango fields and have an average per well initial production rate of 9.5 MMcfe per day.

Comstock has planned a conference call for 9:30 a.m. Central Time on Tuesday, February 9, 2010, to discuss the operational and financial results for the fourth quarter of 2010.  Investors wishing to participate should visit our website at www.comstockresources.com for a live web cast or dial 1-866-800-8651 (international dial-in use 617-614-2704) and provide access code 91062875 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenues:
Oil and gas sales	$90,201	$100,154	$290,863	$563,749
Gain on sale of assets	213	—	213	26,560

Operating expenses:
Oil and gas operating	18,716	20,610	69,179	86,730
Exploration	536	—	907	5,032
Depreciation, depletion and amortization	61,237	50,309	213,238	182,179
Impairment of oil and gas properties	—	922	115	922
General and administrative	11,613	11,938	39,172	32,266

Total operating expenses	92,102	83,779	322,611	307,129

Operating income (loss) from continuing operations	(1,688)	16,375	(31,535)	283,180

Other income (expenses):
Interest income	210	584	245	1,537
Other income	18	32	133	119
Interest expense	(7,779)	(2,088)	(16,086)	(25,336)
Marketable securities impairment	—	(162,672)	—	(162,672)

Total other income (expenses)	(7,551)	(164,144)	(15,708)	(186,352)

Income (loss) from continuing operations before income taxes	(9,239)	(147,769)	(47,243)	96,828
Benefit from (provision for) income taxes	2,472	51,392	10,772	(38,611)

Income (loss) from continuing operations	(6,767)	(96,377)	(36,471)	58,217

Income from discontinued operations after income taxes and minority interest	—	—	—	193,745
Net income (loss)	$(6,767)	$(96,377)	$(36,471)	$251,962

Basic net income (loss) per share:
Continuing operations	$(0.15)	$(2.09)	$(0.81)	$1.27
Discontinued operations	—	—	—	4.23
	$(0.15)	$(2.09)	$(0.81)	$5.50
Diluted net income (loss) per share:
Continuing operations	$(0.15)	$(2.09)	$(0.81)	$1.26
Discontinued operations	—	—	—	4.20
	$(0.15)	$(2.09)	$(0.81)	$5.46
Weighted average shares outstanding:
Basic	45,042	44,751	45,004	44,524
Diluted(1)	45,042	44,751	45,004	44,813

(1) For 2009 and the three months ended December 31, 2008, basic and diluted shares are the same due to the net loss.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

OPERATING CASH FLOW:
Net income (loss) from continuing operations	$(6,767)	$(96,377)	$(36,471)	$58,217
Reconciling items:
Deferred income taxes	8,478	(41,551)	30,796	43,620
Dry hole costs and lease impairments	—	—	—	4,113
Depreciation, depletion and amortization	61,237	50,309	213,238	182,179
Gain on sale of assets	(213)	—	(213)	(26,560)
Impairment of oil and gas properties	—	922	115	922
Marketable securities impairment	—	162,672	—	162,672
Debt issuance cost and discount amortization	554	202	1,162	810
Stock-based compensation	4,250	3,295	15,783	12,263
Operating cash flow	67,539	79,472	224,410	438,236
Excess tax benefit from stock-based compensation	(123)	—	(1,097)	(8,805)
(Increase) decrease in accounts receivable	(10,046)	21,156	1,997	6,418
Increase in other current assets	(4,549)	(888)	(27,927)	(9,646)
Increase (decrease) in accounts payable and accrued expenses	5,586	19,757	(21,126)	24,330
Net cash provided by operating activities from continuing operations	$58,407	$119,497	$176,257	$450,533

EBITDAX:
Income (loss) from continuing operations	$(6,767)	$(96,377)	$(36,471)	$58,217
Gain on sale of assets	(213)	—	(213)	(26,560)
Interest expense	7,779	2,088	16,086	25,336
Income tax expense (benefit)	(2,472)	(51,392)	(10,772)	38,611
Depreciation, depletion and amortization	61,237	50,309	213,238	182,179
Impairment of oil and gas properties	—	922	115	922
Marketable securities impairment	—	162,672	—	162,672
Stock-based compensation	4,250	3,295	15,783	12,263
Exploration	536	—	907	5,032
EBITDAX from continuing operations	$64,350	$71,517	$198,673	$458,672

	As of December 31,
	2009	2008

Balance Sheet Data:
Cash and cash equivalents	$90,472	$6,281
Derivative financial instruments	—	13,974
Income taxes receivable	42,402	1,824
Deferred income taxes receivable	—	4,995
Marketable securities	95,973	48,868
Other current assets	44,539	54,086
Property and equipment, net	1,576,287	1,444,715
Other	9,288	3,147
Total assets	$1,858,961	$1,577,890

Accounts payable and accrued expenses	$88,183	$114,455
Current deferred income taxes payable	6,588	—
Long-term debt	470,836	210,000
Deferred income taxes	220,682	185,870
Asset retirement obligation	6,561	5,480
Stockholders' equity	1,066,111	1,062,085
Total liabilities and stockholders' equity	$1,858,961	$1,577,890

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2009				For the Three Months Ended December 31, 2008
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	43	42	106	191	73	37	124	234
Gas production (Mmcf)	12,770	4,356	817	17,943	7,927	4,903	830	13,660
Total production (Mmcfe)	13,031	4,603	1,454	19,088	8,365	5,126	1,577	15,068

Oil sales	$3,125	$3,034	$6,199	$12,358	$4,477	$2,252	$5,509	$12,238
Gas sales	48,903	19,279	3,671	71,853	51,285	29,668	4,415	85,368
Gas hedging gains	—	5,990	—	5,990	—	2,548	—	2,548
Total gas sales	48,903	25,269	3,671	77,843	51,285	32,216	4,415	87,916
Total oil and gas sales	$52,028	$28,303	$9,870	$90,201	$55,762	$34,468	$9,924	$100,154

Average oil price (per barrel)	$72.04	$73.78	$58.31	$64.76	$61.30	$60.68	$44.26	$52.16
Average gas price (per Mcf)	$3.83	$4.43	$4.49	$4.00	$6.47	$6.05	$5.32	$6.25
Average gas price including hedging (per Mcf)	$3.83	$5.80	$4.49	$4.34	$6.47	$6.57	$5.32	$6.44
Average price (per Mcfe)	$3.99	$4.85	$6.79	$4.41	$6.67	$6.23	$6.29	$6.48
Average price including hedging (per Mcfe)	$3.99	$6.15	$6.79	$4.73	$6.67	$6.72	$6.29	$6.65
Production taxes	$2,906	$(329)	$580	$3,157	$1,964	$(823)	$615	$1,756
Lifting cost	$8,518	$4,065	$2,976	$15,559	$8,924	$6,189	$3,741	$18,854
Production taxes (per Mcfe)	$0.22	$(0.07)	$0.40	$0.17	$0.23	$(0.16)	$0.39	$0.12
Lifting cost (per Mcfe)	$0.66	$0.88	$2.05	$0.81	$1.07	$1.21	$2.37	$1.25

Oil and Gas Capital Expenditures:
Leasehold costs	$17,343	$173	$79	$17,595	$7,711	$547	$67	$8,325
Exploratory drilling	10,196	4	—	10,200	43,544	12,170	2,221	57,935
Development drilling	61,162	846	152	62,160	33,269	14,922	31	48,222
Other development	538	430	17	985	3	1,320	97	1,420
Total	$89,239	$1,453	$248	$90,940	$84,527	$28,959	$2,416	$115,902

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2009				For the Year Ended December 31, 2008
	East Texas/				East Texas/
	North	South			North	South
	Louisiana	Texas	Other	Total	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	210	164	401	775	299	179	531	1,009
Gas production (Mmcf)	39,048	18,921	2,851	60,820	29,322	21,536	3,009	53,867
Total production (Mmcfe)	40,309	19,902	5,257	65,468	31,117	22,611	6,195	59,923

Oil sales	$11,310	$9,344	$18,802	$39,456	$29,690	$18,264	$40,003	$87,957
Gas sales	139,912	74,572	10,601	225,085	263,740	192,661	24,201	480,602
Gas hedging gains (losses)	—	26,322	—	26,322	—	(4,810)	—	(4,810)
Total gas sales	139,912	100,894	10,601	251,407	263,740	187,851	24,201	475,792
Total oil and gas sales	$151,222	$110,238	$29,403	$290,863	$293,430	$206,115	$64,204	$563,749

Average oil price (per barrel)	$53.83	$57.19	$46.88	$50.94	$99.23	$101.96	$75.34	$87.15
Average gas price (per Mcf)	$3.58	$3.94	$3.72	$3.70	$8.99	$8.95	$8.04	$8.92
Average gas price including hedging (per Mcf)	$3.58	$5.33	$3.72	$4.13	$8.99	$8.72	$8.04	$8.83
Average price (per Mcfe)	$3.75	$4.22	$5.59	$4.04	$9.43	$9.33	$10.36	$9.49
Average price including hedging (per Mcfe)	$3.75	$5.54	$5.59	$4.44	$9.43	$9.12	$10.36	$9.41
Production taxes	$4,862	$2,041	$1,740	$8,643	$9,608	$7,270	$3,770	$20,648
Lifting cost	$30,451	$17,309	$12,776	$60,536	$29,413	$20,408	$16,261	$66,082
Production taxes (per Mcfe)	$0.12	$0.10	$0.33	$0.13	$0.31	$0.32	$0.61	$0.34
Lifting cost (per Mcfe)	$0.76	$0.87	$2.43	$0.93	$0.94	$0.90	$2.62	$1.11

Oil and Gas Capital Expenditures:
Leasehold costs	$26,887	$817	$234	$27,938	$116,931	$2,159	$175	$119,265
Exploratory drilling	99,113	1,936	—	101,049	43,544	14,953	2,616	61,113
Development drilling	178,349	27,279	273	205,901	170,612	57,955	2,037	230,604
Other development	4,574	4,662	343	9,579	1,454	9,388	3,406	14,248
Total	$308,923	$34,694	$850	$344,467	$332,541	$84,455	$8,234	$425,230